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                                                                    EXHIBIT 21.1

                                  Subsidiaries

1. Commco Management Associates, Inc.; incorporated and doing business in the State of New York under the name "Senior Quarters at Huntington."

2. Kap Shore Development Corp.; incorporated and doing business in the State of New York under the name "Kap Shore Development Corp."

3. Kapson Briarcliff Manor, LLC; organized and doing business the the State of New York under the name "Kapson Briarcliff Manor, LLC."

4. Kapson Chestnut Ridge Development Corp.; incorporated and doing business in the State of New York under the name "Kapson Chestnut Ridge Development Corp."

5. Kapson Glen Riddle Development Corp.; incorporated and doing business in the State of Pennsylvania under the name "Senior Quarters."

6. Kapson Jamesburg Development Corp.; incorporated and doing business in the State of New Jersey under the name "Kapson Jamesburg Development Corp."

7. Kapson Management Corp.; incorporated and doing business in the State of New York under the name "Kapson Management Corp."

8. Kapson Montville LLC; organized and doing business the the State of New York under the name "Kapson Montville, LLC."

9. Kapson Northport Development Corp.; incorporated and doing business in the State of New York under the name "Kapson Northport Development Corp."

10. Kapson Patterson LLC; organized and doing business the the State of New York under the name "Kapson Patterson, LLC."

11. Kapson Rochester East LLC; organized and doing business the the State of New York under the name "Kapson Rochester East, LLC."

12. Kapson Rochester Manor LLC; organized and doing business the the State of New York under the name "Kapson Rochester Manor, LLC."

13. Kapson Stamford Corp.; incorporated and doing business in the State of Connecticut under the name "Kapson Stamford Corp."

14. Senior Quarters Management Corp.; incorporated and doing business in the State of New York under the name "Senior Quarters Management Corp."

15. Kapson Development Corp.; incorporated and doing business in the State of New York under the name "Kapson Development Corp."

16. Kapson H.K. Associates Holding Corp.; incorporated and doing business in the State of New York under the name "Kapson H.K. Associates Holding Corp."

17. Chestnut Ridge Development, LLC; organized and doing business in the State of New York under the name "Chestnut Ridge Development, LLC."

18. Larkfield Gardens Associates, L.P.; organized and doing business in the State of New York under the name "Larkfield Gardens Associates, L.P."